Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number 04-07

Jeffrey Scott Szorik

Harrell Beck

Shurgard Storage Centers, Inc.

(206) 652-3702

Media Contact

Thomas C. Franco

Broadgate Consultants, Inc.

(212) 232-2220

(917) 859-7739

SHURGARD PROVIDES UPDATE ON FORM 10-K FILING

SEATTLE, Mar 26, 2004 (BUSINESS WIRE) — Shurgard Storage Centers, Inc. (NYSE:SHU) today said that it will not file its Form 10-K for the year ended December 31, 2003, by March 30, 2004. Shurgard also stated that as a result of the audit process certain accounting adjustments having a material effect on historical financial statements have been identified. Consequently, the Company expects to make the appropriate restatements to the financial statements affected as a part of its 10-K filing. The Company noted that the expected restatements are not the result of the discovery by the Company of any new facts or information relating to the transactions affected, but rather due to the Company’s re-evaluation of the application of complex accounting rules.

The Company previously filed a Form 12b-25 with the Securities and Exchange Commission for a 15-day extension, to March 30, 2004, to file its Form 10-K. The Company said that its new auditors have made significant progress since their engagement in mid-January toward completing the required audit of the Company’s financial statements for 2003 and re-audits for 2002 and 2001, but that the amount of work involved requires additional time. The Company’s objective is to complete the audit in time to permit the filing of its Form 10-K for the year ended December 31, 2003, in April.

Although the audits are ongoing, and could result in additional adjustments, the Company currently expects to restate its historical financial statements to take a full valuation allowance for certain deferred tax assets, to account for its tax retention operating leases (referred to as the “TROLs”) on-balance sheet and to consolidate certain domestic development joint ventures in the Company’s financial statements.

The valuation allowance for previously reported deferred tax assets relates to cumulative net operating losses incurred by certain of the Company’s taxable subsidiaries. The valuation allowance will result in a full reduction of the tax benefit reported under income statements for previous periods, including the years ended December 31, 2001, and 2002 and the nine months ended September 30, 2003. The tax benefits in the subsidiaries and tax jurisdictions where the historical losses have occurred will remain legally available to the Company for use in future years until expiration of the tax benefit. The benefit will be reflected in future financial statements at the time and to the extent taxable income is generated and will be fully recognized when future realization is probable.

Accounting for the TROLs on-balance sheet will primarily affect historical reporting for 2001, 2002 and the first two quarters of 2003, as the underlying properties were acquired by the Company and included in the consolidated financial position and results of operations as of June 30, 2003. The Company does not expect the change in accounting for the TROLs will have a material effect on the Company’s financial results for the second half of 2003 and future periods.

The consolidation of previously unconsolidated development joint ventures holding collectively 26 properties will result in increases to total assets, liabilities, revenues and expenses in the Company’s financial statements for 2001, 2002 and 2003. These joint ventures hold properties that have been developed by our Florida and Tennessee joint venture partners. The Company does not expect the restatement for these joint ventures to have a material effect on its net equity or net income for previously reported periods, because Shurgard’s reporting on the equity method reflected it’s pro rata portion of the results of these joint ventures. As previously announced, these joint ventures would have been consolidated under FIN 46 beginning March 31, 2004. The restatement therefore will have the effect of providing a consistent presentation of these development joint ventures in Shurgard’s financial statements for these prior periods and future periods.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. The Company specializes in all aspects of the self-storage industry and operates a network of over 600 operating storage centers located throughout the United States and in Europe.

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, and business prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include, without limitation that the Company may require additional time to complete the audits of the last three fiscal years, and that additional issues could be identified over the course of completing the audits that may giver rise to further restatement to previously issued financial statements. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K/A for the year ended Dec. 31, 2002, filed with the SEC on May 21, 2003.